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                                                                EXHIBIT 23.1

                   CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



American Card Technology, Inc.

     We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report (which contains an explanatory paragraph regarding uncertainties about the Company continuing as a going concern) dated March 10, 1998, relating to the financial statements of American Card Technology, Inc. which is contained in that Prospectus.

     We also consent to the reference to us under the captions "Experts" and "Selected Financial Data" in the Prospectus.



                                                              /s/ BDO Seidman
                                                         -----------------------
                                                             BDO Seidman, LLP


New York, New York
May 1, 1998